UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2019
MOLSON COORS BREWING COMPANY
(Exact name of registrant as specified in its charter)
Commission File Number: 1-14829

Delaware	84-0178360
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1801 California Street, Suite 4600, Denver, Colorado 80202
1555 Notre Dame Street East, Montréal, Québec, Canada, H2L 2R5
(Address of principal executive offices, including zip code)
(303) 927-2337 / (514) 521-1786
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.01	TAP.A	New York Stock Exchange
Class B Common Stock, par value $0.01	TAP	New York Stock Exchange
1.25% Senior Notes due 2024	TAP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.
On July 7, 2019, Molson Coors Brewing Company (the “Company”), the lenders party thereto, and Citibank, N.A., as administrative agent, entered into an Extension Agreement (the “Extension Agreement”) to the Credit Agreement dated as of July 7, 2017 (as amended from time to time, the “Credit Agreement”) by and among the Company and Molson Canada 2005, Molson Coors International LP, Molson Coors Canada Inc. and Molson Coors Brewing Company (UK) Limited, Citibank, N.A., as administrative agent, and the other agents and lenders named therein. The Extension Agreement became effective on July 7, 2019 and extended the maturity date under the Credit Agreement from July 7, 2023 to July 7, 2024.
The foregoing description of the material terms of the Extension Agreement is qualified by reference to the Extension Agreement, a copy of which is attached hereto as Exhibit 10.1, and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit Number	Description
10.1	Extension Agreement, dated as of July 7, 2019, by and among Molson Coors Brewing Company, the Lenders party thereto, and Citibank, N.A., as Administrative Agent.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY

Date:	July 8, 2019	By:	/s/ E. Lee Reichert
E. Lee Reichert
Chief Legal and Corporate Affairs Officer and Secretary